EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

BestNet Communications Corp.
Grand Rapids, Michigan

As independent public accountants, we hereby consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement on Form S-2 (File No. 333-89828) of our report dated October 16, 2002, included in the Company's Form 10-KSB for the year ended August 31, 2002, and to all references to our firm included in this registration statement and the Form 10-KSB filing.

                                        /s/ SEMPLE & COOPER, LLP

Phoenix, Arizona
December 20, 2002